FIRST HEALTH GROUP CORP. AND SUBSIDIARIES                            EXHIBIT 11
COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
(UNAUDITED)
-------------------------------------------------------------------------------

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       1998           1997
                                                       ----           ----
Net income.......................................  $ 23,103,000   $ 20,834,000
                                                   ============   ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of
    period.......................................    31,945,000     33,697,000
  Other issuances of common stock................       243,000         31,000
  Purchases of treasury stock....................      (333,000)      (202,000)
                                                   ------------   ------------
Weighted average common and common share
   equivalents ..................................    31,855,000     33,526,000
                                                   ============   ============
Net income per common share......................  $        .73   $        .62
                                                   ============   ============

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


FIRST HEALTH GROUP CORP. AND SUBSIDIARIES                            EXHIBIT 11
COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
-------------------------------------------------------------------------------

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       1998           1997
                                                       ----           ----
Net income.......................................  $ 23,103,000   $ 20,834,000
                                                   ============   ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of
    period.......................................    31,945,000     33,697,000
  Other issuances of common stock................       243,000         31,000
  Purchases of treasury stock....................      (333,000)      (202,000)

  Common Stock Equivalents:
  Additional equivalent shares issuable from
    assumed exercise of common stock options ....       587,000        631,000
                                                   ------------   ------------
Weighted average common and common share
   equivalents ..................................    32,442,000     34,157,000
                                                   ============   ============
Net income per common share......................  $        .71   $        .61
                                                   ============   ============



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